
<ARTICLE> 6
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<INVESTMENTS-AT-COST>                            81935
<INVESTMENTS-AT-VALUE>                          102977
<RECEIVABLES>                                     2420
<ASSETS-OTHER>                                     191
<OTHER-ITEMS-ASSETS>                             13648
<TOTAL-ASSETS>                                  119236
<PAYABLE-FOR-SECURITIES>                          3306
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                        10705
<TOTAL-LIABILITIES>                              14011
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                             4209
<SHARES-COMMON-PRIOR>                             3013
<ACCUMULATED-NII-CURRENT>                        29056<F1>
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                         21016
<NET-ASSETS>                                    105225
<DIVIDEND-INCOME>                                   31
<INTEREST-INCOME>                                  488
<OTHER-INCOME>                                     103
<EXPENSES-NET>                                    1092
<NET-INVESTMENT-INCOME>                          (470)
<REALIZED-GAINS-CURRENT>                         19899
<APPREC-INCREASE-CURRENT>                        15765
<NET-CHANGE-FROM-OPS>                            35194
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                            10388<F2>
<NUMBER-OF-SHARES-SOLD>                            143
<NUMBER-OF-SHARES-REDEEMED>                        415
<SHARES-REINVESTED>                               1408<F3>
<NET-CHANGE-IN-ASSETS>                           29893
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                             7038
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                   1092
<AVERAGE-NET-ASSETS>                             92407
<PER-SHARE-NAV-BEGIN>                            25000
<PER-SHARE-NII>                                      0<F4>
<PER-SHARE-GAIN-APPREC>                              0<F4>
<PER-SHARE-DIVIDEND>                                 0<F4>
<PER-SHARE-DISTRIBUTIONS>                            0<F4>
<RETURNS-OF-CAPITAL>                                 0<F5>
<PER-SHARE-NAV-END>                              25000
<EXPENSE-RATIO>                                   1.18
<AVG-DEBT-OUTSTANDING>                               0
<AVG-DEBT-PER-SHARE>                                 0

<F1> Amount represents cumulative net income less repurchases of units.  As a partnership, no distributions are made. Partners elect to have their units partly or wholly redeemed. As a partnership, there is no requirement to separate the income catagories.
<F2> This amount represents repurchases of Units.
<F3> The Fund allocates additional units at the close of each fiscal period in order to maintain a $25,000 price per unit. This is the amounts shown here as reinvested.
<F4> These are not meaningful for the Partnership.
<F5> No amounts are shown here as they may be misleading.  The returns vary depending on when a partner invested.


